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                                                                    EXHIBIT 99.1


[COORS LOGO]     ADOLPH COORS COMPANY                              NEWS RELEASE
                 Corporate Communications Department
                 Golden, Colorado 80401-0030
                 (303) 277-2555
                 (800) 525-3786
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CONTACT:  NEWS MEDIA                         FOR IMMEDIATE RELEASE
          Kevin Caulfield                    5/1/2002
          (303) 277-6894
          Hilary Martin
          (303) 277-2459
          INVESTOR RELATIONS
          Dave Dunnewald
          (303) 279-6565

                     COORS TO ISSUE SENIOR UNSECURED NOTES

     GOLDEN, Colo. -- Coors Brewing Company, a subsidiary of Adolph Coors Company (NYSE--RKY), yesterday entered into an agreement to issue $850 million of 6.375 percent senior unsecured notes due May 2012. The notes will be issued with registration rights and guaranteed by Adolph Coors Company and certain of is subsidiaries. These private placement notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The transaction is expected to close on May 7, 2002. The net proceeds from the offering will be used to refinance the company's $750 million bridge loan and to repay a portion of its $800 million term loan, which were used to finance the company's acquisition of the Carling business in the United Kingdom on Feb. 2, 2002.

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FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of the federal securities laws, commonly identified by such terms as "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions.